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Exhibit (n): Consents of Independent Registered Public Accounting Firms for VUL
IV/VUL IV - ES NY

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated April 15, 2011 with respect to the financial statements of RiverSource Life Insurance Co. of New York and to the use of our report dated April 22, 2011 with respect to the financial statements of RiverSource of New York Account 8 included in Post-Effective Amendment No. 31 to the Registration Statement (Form N-6, No. 333-44644) for the registration of the RiverSource(R) Variable Universal Life IV and RiverSource(R) Variable Universal Life IV-Estate Series offered by RiverSource Life Insurance Co. of New York.

                                                           /s/ Ernst & Young LLP

Minneapolis, Minnesota
April 20, 2012
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 31 to the Registration Statement on Form N-6, No. 333-44644 of RiverSource(R) Variable Universal Life IV/ RiverSource(R) Variable Universal Life IV - Estate Series of our report dated April 20, 2012 relating to the financial statements of RiverSource Life Insurance Co. of New York and to the use of our report dated April 20, 2012 with respect to the financial statements of RiverSource of New York Account 8, which appear in such Registration Statement. We also consent to the reference to us as experts under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Minneapolis, Minnesota
April 20, 2012